Exhibit 5.1
September 3, 2009
Energy Transfer Partners, L.P.
3738 Oak Lawn Avenue
Dallas, Texas 75219
Ladies and Gentlemen:
     We have acted as counsel for Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed sale by the Partnership from time to time of up to 7,500,000 common units representing limited partner interests in the Partnership (the “Units”) in the manner set forth in the Registration Statement.
     In connection with the rendering of the opinions hereinafter set forth, we have examined (i) the Registration Statement; (ii) the Prospectus; (iii) executed copies of the organizational documents of the Partnership, Energy Transfer Partners GP, L.P. (the “General Partner”) and Energy Transfer Partners, L.L.C. (“ETP LLC”); (iv) resolutions of the Board of Managers of the general partner of the General Partner; and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.
     As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Partnership.
     In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us

Vinson & Elkins LLP Attorneys at Law	First City Tower, 1001 Fannin Street
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had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; and (vi) to the extent any documents purport to constitute agreements of parties other than the Partnership, the General Partner or ETP LLC, such documents constitute valid, binding and enforceable obligations of such other parties.
     In addition, and for purposes of our opinion, we have assumed that (i) the Registration Statement and any amendment thereto (including Post-Effective Amendments (as defined below)) will have been declared effective by the Commission and will be effective on the date of issuance of any Units; (ii) an appropriate supplement to the Prospectus (each, a “Prospectus Supplement”) or post-effective amendment to the Registration Statement of which the Prospectus is a part (each, a “Post-Effective Amendment”) with respect to the applicable Units being offered thereby will have been prepared and filed with the Commission; and (iii) all Units will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including Post-Effective Amendments), the Prospectus and any applicable Prospectus Supplement.
     Based on the foregoing, and subject to the assumptions, qualifications, limitations and expectations set forth herein, we are of the opinion that, upon completion of the corporate action to be taken in connection with the authorization of the issuance of the applicable Units, and when sold in exchange for the consideration set forth in the applicable Post-Effective Amendment to the Registration Statement or a prospectus supplement and pursuant to the terms of any definitive purchase, merger, exchange or similar agreement approved by the Board of Managers of the general partner of the General Partner, such Units will duly authorized, validly issued, fully paid and nonassessable (except as nonassessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”)).
     The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.
     The foregoing opinion is limited to the Delaware Act and the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become

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effective. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.
VINSON & ELKINS L.L.P.